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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we hereby consent to the incorporation of our report dated October 18, 2000, related to the financial statements of Peoples Gas Company as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which is included in Heritage Propane Partners, L.P.'s (the Company) Form 8-K/A dated August 10, 2000, and filed with the Securities and Exchange Commission on October 24, 2000, into the Company's previously filed Registration Statement File Nos. 333-40407 and 333-86057.

                                                 /s/ ARTHUR ANDERSEN LLP



Tampa, Florida
July 26, 2001